                                                                    Exhibit 99.1

NEWS RELEASE                              Contact:     David R. Schroder
For Immediate Release                                  101 Second Street, S.E.,
                                                       Suite 800
                                                       Cedar Rapids, Iowa 52401
                                                       Phone (319) 363-8249

                           MACC PRIVATE EQUITIES, INC.
      ANNOUNCES SURRENDER OF MORAMERICA CAPITAL CORPORATION'S SBIC LICENSE

CEDAR RAPIDS,  IOWA -- (December13,  2007) -- On December 13, 2007, MACC Private
Equities Inc.  (NASDAQ  Capital  Market:  MACC) announced that the United States
Small  Business  Administration  ("SBA")  has  approved  the  request  by MACC's wholly-owned  subsidiary,  MorAmerica  Capital  Corporation  ("MorAmerica"),  to
surrender  its  license  to  operate  as a  Small  Business  Investment  Company
("SBIC").  As a result,  MorAmerica  will no longer  operate  as an SBIC or hold itself out to the public as an SBIC.

The SBA informed MorAmerica that it had approved MorAmerica's  voluntary request to surrender its SBIC license in a letter dated December 5, 2007 and received by
MorAmerica  on December  12,  2007.  The SBA also  confirmed in the December 5th letter that  MorAmerica  has no outstanding  indebtedness  or obligations to the
SBA.

As  previously  announced,  on September  4, 2007  MorAmerica  utilized  amounts borrowed under a term loan with Cedar Rapids Bank & Trust  Company,  in addition to cash on hand, to repay all of its outstanding SBA-guaranteed debentures.

Consistent with its prior reports,  MACC will evaluate  alternatives to maximize shareholder  value,  which may include a resumption of new investment funding or
seeking  shareholder  approval  to  make  liquidating   distributions  now  that
MorAmerica has repaid all SBA debt and surrendered its SBIC license.

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by  MACC  pursuant  to the safe-harbor  provisions of the 1995 Act, and are  identified as including  terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor  provisions,  MACC has identified  in its  Annual  Report to  Shareholders  for the  fiscal  year ended
September 30, 2006,  important factors that could cause actual results to differ materially from those contained in any  forward-looking  statement made by or on behalf of MACC,  including,  without limitation,  the high risk nature of MACC's portfolio  investments,  the effects of general  economic  conditions  on MACC's portfolio companies,  any failure to achieve annual investment level objectives, changes in prevailing market interest rates, and contractions in the markets for corporate acquisitions and initial public offerings.  MACC further cautions that such factors are not exhaustive or exclusive.  MACC does not undertake to update any  forward-looking  statement  which  may be made  from  time to time by or on behalf of MACC.

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